                                                                   EXHIBIT 10.30

                            ASSET PURCHASE AGREEMENT

                                  by and among

                                  WEBHIRE, INC.
                                    as Buyer

                    HUMAN RESOURCES SITES INTERNATIONAL, INC.
                                    as Seller

                                       and

                                THE STOCKHOLDERS
                                as defined herein

                                December 13, 1999

                            ASSET PURCHASE AGREEMENT

                                      INDEX

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
                                                                                                                PAGE

SECTION 1.        PURCHASE AND SALE OF ASSETS......................................................................1
                  1.1      Sale of Assets..........................................................................1
                  1.2      Excluded Assets.........................................................................3
                  1.3      Assumption of Liabilities...............................................................3
                  1.4      Purchase Price..........................................................................5
                  1.5      Closing Payments........................................................................5
                  1.6      Additional Payment......................................................................5
                  1.7      Time and Place of Closing...............................................................5
                  1.8      Transfer of Subject Assets..............................................................5
                  1.9      Delivery of Records and Contracts.......................................................6
                  1.10     Further Assurances......................................................................6
                  1.11     Allocation of Purchase Price............................................................6
                  1.12     Sales and Transfer Taxes................................................................7
                  1.13     Employees...............................................................................7

SECTION 2.        REPRESENTATIONS AND WARRANTIES OF SELLER AND THE
                  STOCKHOLDERS.....................................................................................7
                  2.1      Making of Representations and Warranties................................................7
                  2.2      Organization and Qualifications of Seller...............................................7
                  2.3      Subsidiaries............................................................................7
                  2.4      Capital Stock of Seller; Beneficial Ownership...........................................8
                  2.5      Authority of Seller and the Stockholders................................................8
                  2.6      Authorization from Others...............................................................9
                  2.7      Real and Personal Property..............................................................9
                  2.8      Financial Statements...................................................................10
                  2.9      Taxes..................................................................................10
                  2.10     Collectibility of Accounts Receivable..................................................12
                  2.11     Absence of Certain Changes.............................................................12
                  2.12     Ordinary Course........................................................................13
                  2.13     Intellectual Property..................................................................14
                  2.14     Contracts..............................................................................16
                  2.15     Litigation.............................................................................18
                  2.16     Compliance with Laws...................................................................18
                  2.17     Warranty or Other Claims...............................................................18
                  2.18     Finder's Fee...........................................................................18
                  2.19     Permits; Burdensome Agreements.........................................................19
                  2.20     Corporate Records......................................................................19
                  2.21     Transactions with Interested Persons...................................................19

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                                       (i)

                                                                                                                PAGE

                  2.22     Employee Benefit Programs..............................................................19
                  2.23     Environmental Matters..................................................................20
                  2.24     Directors, Officers and Employees......................................................20
                  2.25     Disclosure.............................................................................20
                  2.26     Employees; Labor Matters...............................................................20
                  2.27     Customers and Distributors.............................................................21
                  2.28     Insurance..............................................................................21
                  2.29     Powers of Attorney.....................................................................21
                  2.30     Operation of Business..................................................................21

SECTION 3.        INVESTMENT REPRESENTATIONS AND WARRANTIES OF SELLER.............................................21

SECTION 4.        COVENANTS OF SELLER AND THE STOCKHOLDERS........................................................22
                  4.1      Making of Covenants and Agreements.....................................................22
                  4.2      Conduct of Business....................................................................23
                  4.3      Notice of Default......................................................................23
                  4.4      Consummation of Agreement..............................................................23
                  4.5      Cooperation of Seller..................................................................23
                  4.6      Non-competition........................................................................23
                  4.7      No Solicitation of Other Offers........................................................24
                  4.8      Confidentiality........................................................................24
                  4.9      Tax Returns............................................................................25
                  4.10     Administrative Support/Use of Equipment................................................25
                  4.11     Name Change............................................................................25
                  4.12     Domain Names...........................................................................25
                  4.13     Equitable Relief.......................................................................25
                  4.14     Sublease...............................................................................25

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF BUYER.........................................................26
                  5.1      Making of Representations and Warranties...............................................26
                  5.2      Organization of Buyer..................................................................26
                  5.3      Capital Stock of Seller; Beneficial Ownership..........................................26
                  5.4      Authority of Buyer.....................................................................26
                  5.5      SEC Reports............................................................................26
                  5.6      Buyer Common Stock.....................................................................27
                  5.7      Intellectual Property..................................................................27
                  5.8      Year 2000..............................................................................27
                  5.9      Compliance.............................................................................27
                  5.10     No Conflict............................................................................27
                  5.11     No Consents............................................................................28
                  5.12     Litigation.............................................................................28
                  5.13     Finder's Fee...........................................................................28
                  5.14     Disclosure.............................................................................28



                                      (ii)

                                                                                                                PAGE

SECTION 6.        COVENANTS OF BUYER..............................................................................28
                  6.1      Making of Covenants and Agreement......................................................28
                  6.2      Confidentiality........................................................................28
                  6.3      Consummation of Agreement..............................................................29
                  6.4      Cooperation of Buyer...................................................................29
                  6.5      Equitable Relief.......................................................................29
                  6.6      Amendment of First Note................................................................29

SECTION 7.        CONDITIONS......................................................................................29
                  7.1      Conditions to the Obligations of Buyer.................................................29
                  7.2      Conditions to Obligations of Seller....................................................31

SECTION 8.        TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.....................................................32
                  8.1      Termination............................................................................32
                  8.2      Effect of Termination..................................................................33
                  8.3      Right to Proceed.......................................................................33

SECTION 9.        RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING....................................................33
                  9.1      Survival of Warranties.................................................................33
                  9.2      Collection of Assets...................................................................33
                  9.3      Payment of Obligations.................................................................34

SECTION 10.  INDEMNIFICATION......................................................................................34
                  10.1     Indemnification by Seller and the Stockholder..........................................34
                  10.2     Limitations on Indemnification by Seller...............................................35
                  10.3     Indemnification by Buyer...............................................................35
                  10.4     Limitations on Indemnification by Buyer................................................36
                  10.5     Notice; Defense of Claims..............................................................36
                  10.6     Stockholder Representative.............................................................37

SECTION 11.  MISCELLANEOUS........................................................................................37
                  11.1     Bulk Sales Law.........................................................................37
                  11.2     Fees and Expenses......................................................................37
                  11.3     Governing Law..........................................................................37
                  11.4     Notices................................................................................37
                  11.5     Entire Agreement.......................................................................40
                  11.6     Assignability; Binding Effect..........................................................40
                  11.7     Captions and Gender....................................................................40
                  11.8     Execution in Counterparts..............................................................40
                  11.9     Amendments.............................................................................40
                  11.10    Publicity and Disclosures..............................................................40

SECTION 12.  ARBITRATION..........................................................................................40

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                                      (iii)

                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit 1.5(b)    Form of First Promissory Note
Exhibit 1.5(c)             Form of Second Promissory Note
Exhibit 7.1(d)    Form of Opinion of Seller's Counsel
Exhibit 7.1(i)             Form of Marketing and Distribution Agreement
Exhibit 7.1(j)             Form of Preferred Agency Agreement
Exhibit 7.1(k)    Form of Sublease Agreement
Exhibit 7.2(c)             Form of Opinion of Buyer's Counsel


SCHEDULES

Schedule 1.1(a)   Software Products
Schedule 1.1(e)   Personal Property
Schedule 1.1(f)   Contracts
Schedule 1.2(b)   Excluded Assets
Schedule 1.6      InternetPost Service Integration
Schedule 2.2      Foreign Qualifications
Schedule 2.4      Capitalization
Schedule 2.5      Authority
Schedule 2.6      Consents
Schedule 2.7(b)   Leased Real Property
Schedule 2.9      Taxes
Schedule 2.10     Collectibility of Accounts Receivable
Schedule 2.11     Absence of Certain Changes
Schedule 2.13(a)  Rights to Intellectual Property
Schedule 2.13(b)  Intellectual Property
Schedule 2.13(c)  Licenses Granted to Seller
Schedule 2.13(d)  Licenses Granted by Seller
Schedule 2.13(f)  Other Agreements
Schedule 2.13(g)  The Software
Schedule 2.13(h)  Year 2000 Compliance
Schedule 2.14     Contracts
Schedule 2.15     Litigation
Schedule 2.16     Compliance with Laws
Schedule 2.17     Warranties
Schedule 2.18     Finder's Fee
Schedule 2.19     Burdensome Agreements
Schedule 2.21     Transactions with Interested Persons



                                      (iv)

Schedule 2.22     Employee Benefit Programs
Schedule 2.23     Environmental Matters
Schedule 2.24     Directors, Officers and Employees
Schedule 2.26     Employees; Labor Matters
Schedule 2.27     Customers and Distributors
Schedule 2.28     Insurance
Schedule 2.30     Operation of Business
Schedule 4.10     Administrative Support/Use of Equipment
Schedule 5.7      Intellectual Property
Schedule 7.1(h)   Employment Arrangements



                                      (v)

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT is entered into as of December 13, 1999 by and among Webhire, Inc., a Delaware corporation ("Buyer"), Human Resources Sites International, Inc., an Illinois corporation ("Seller"), Joel M. Yaseen ("Yaseen" or a "Stockholder") and each of the stockholders of the Seller that have executed a signature page to this Agreement (each individually, a "Stockholder" and, collectively with Yaseen, the "Stockholders").

                               W I T N E S S E T H

         WHEREAS, subject to the terms and conditions hereof, Seller desires to sell substantially all of its properties and assets;

         WHEREAS, subject to the terms and conditions hereof, Buyer desires to purchase said properties and assets of Seller for the consideration specified herein and the assumption by Buyer of certain liabilities and obligations of Seller; and

         NOW, THEREFORE, in order to consummate said purchase and sale and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE OF ASSETS.

         1.1 SALE OF ASSETS. Subject to the exclusions in Section 1.2 below and the other provisions of this Agreement, Seller agrees to sell and Buyer agrees to purchase, at the Closing (as defined in Section 1.7 hereof), all of the properties, assets and business of Seller of every kind and description, tangible and intangible, real, personal or mixed, and wherever located, including, without limitation, the following:

                  (a) All of Seller's right, title and interest in those certain software products listed on SCHEDULE 1.1(A) hereto including, without limitation, all related source code and object code (the "Primary Software");

                  (b) All of Seller's right, title and interest in all other software of Seller, including, without limitation, all related source code and object code (the "Miscellaneous Software");

                  (c) All flow charts, block diagrams, programmer documentation, previous versions, notes, concepts or plans for future versions, enhancements, improvements and other products, file layouts, logic flows, normative descriptions, specifications, test reports, user guides, installation guides, system and programming documentation, maintenance and update records, input forms and formats, output reports and other documentation (collectively, the "Documentation") with respect to the Primary Software and the Miscellaneous Software (all of such software, together with all related source code and object code and the Documentation, being referred to herein as the "Software");

                  (d) All copyrights, patents, patentable inventions, proprietary rights, trademarks, tradenames, service marks, trade secret rights, technical know-how, formulas, associated goodwill, confidential information and all other intellectual property of Seller of every kind and description used or useful in the licensing and marketing of the Software or any related business of Seller, including, without limitation, the copyrights, patents, trademarks, tradenames, service marks and other intellectual property listed on SCHEDULE 2.13(B); provided, however, that the only domain names Buyer is acquiring from Seller are the domain names listed on SCHEDULE 2.13(B);

                  (e) All equipment (including office equipment), machinery, computer hardware, supplies, furniture, furnishings and other tangible personal property of Seller, including, without limitation, the items listed on SCHEDULE 1.1(E) hereto (collectively, the "Personal Property"), provided that SCHEDULE 1.1(E) need not list miscellaneous office supplies;

                  (f) The contracts and agreements to which Seller is a party relating to the Software or the other assets and business of Seller which Buyer agrees to assume and which are listed on SCHEDULE 1.1(F) hereto;

                  (g) All records and documentation of Seller relating to its customers including, without limitation, customer lists; and all other business records of Seller including, without limitation, copies of all historical accounts of Seller;

                  (h) All of Seller's right, title and interest in and to any cause of action against third parties that has arisen or may arise relating to the Subject Assets (as defined below in this Section 1.1);

                  (i) All of Seller's licenses, permits and authorizations and all judgments, claims and demands relating to the Subject Assets;

                  (j) All of Seller's inventory and files;

                  (k) All of Seller's goodwill including, to the extent practicable, Seller's goodwill associated with all vendor, distributor, service provider, contractor and customer relationships; and

                  (l) All of Seller's accounts receivable as of the Closing Date (as defined in Section 1.7), if any, that are not set forth on the Base Balance Sheet (as defined in Section 2.8(a)).

         The assets, property and business of Seller to be sold to and purchased by Buyer under this Agreement, less the property excluded under Section 1.2 hereof, are hereinafter sometimes collectively referred to as the "Subject Assets."

         1.2 EXCLUDED ASSETS. Notwithstanding anything in this Agreement to the contrary, there shall be excluded from the Subject Assets the following property (collectively, the "Excluded Assets"):

                  (a) Seller's corporate franchise, stock record books, record books containing minutes of meetings of directors and stockholders or records of meetings or actions of partners, as applicable, and such other records as have to do exclusively with Seller's organization, stock capitalization or equity participation in such Seller (collectively, the "Company Records"); provided, however, that Seller shall provide Buyer prior to the Closing with complete copies of each of the foregoing, certified by Seller to be true, correct and complete;

                  (b) All of the assets listed on SCHEDULE 1.2(B) hereto;

                  (c) Cash and cash equivalents held by Seller as of the Closing Date;

                  (d) All of Seller's accounts receivable that are set forth on the Base Balance Sheet;

                  (e) The Seller/Resumix Agreement (as defined in Section 7.1(g) hereof); and

                  (f) All Employee Programs (as defined in Section 2.22 hereof).

         1.3 ASSUMPTION OF LIABILITIES.

                  (a) Upon the sale and purchase of the Subject Assets, Buyer shall assume and agree to pay or discharge when due in accordance with their respective terms only the following liabilities (the "Assumed Liabilities") of
Seller:

                           (i) the executory obligations of performance under
the contracts listed on SCHEDULE 1.1(F) hereto, but not including any liabilities or obligations arising out of any default or breach by Seller prior to the Closing under any such contract or any liabilities or obligations arising out of the return of any product which was sold prior to the Closing; and

                  (b) Buyer shall not assume and shall not pay any other liabilities of Seller (collectively, the "Excluded Liabilities"), including, but not limited to:

                           (i) liabilities incurred by Seller in connection with this Agreement and the transactions provided for herein, including, without limitation, any counsel and accountant's fees or expenses, and any expenses pertaining to the performance by Seller of its obligations hereunder;

                           (ii) all Taxes (as defined in Section 2.9) of Seller (whether relating to periods before or after the transactions contemplated in this Agreement or incurred by Seller in connection with this Agreement and the transactions provided for herein), and any liability, pursuant to a Tax allocation agreement or otherwise for Taxes arising out of the inclusion of Seller in any group filing consolidated, combined or unitary tax returns or arising out of any transferee or successor liability;

                           (iii) liabilities of Seller with respect to any options, warrants, agreements or convertible or other rights to acquire any shares of its capital stock of any class;

                           (iv) liabilities for customer returns, disputes, complaints, product failures, claims and credits arising from the sale or license of any product or provision of any service prior to the Closing Date;

                           (v) liabilities of Seller for any mortgages, pledges, loans, bank indebtedness, stockholder indebtedness, indebtedness for Taxes, or otherwise, including, without limitation, liabilities for interest due to any lender or Stockholder;

                           (vi) liabilities of Seller under any contracts, agreements or other arrangements not listed on SCHEDULE 1.1(F);

                           (vii) liabilities with respect to events, acts, circumstances, omissions, conditions or any other state of facts (including, without limitation, any claim relating to or associated with product liability or warranty matters, Tax matters, employee and benefits matters and any failure to comply with applicable laws) to the extent the same relate to the property, assets or business of Seller and occur prior to the Closing Date;

                           (viii) any and all liabilities relating to the Excluded Assets; and

                           (ix) liabilities of Seller of any kind or nature, known, unknown, accrued, absolute, contingent or otherwise, whatsoever, other than the Assumed Liabilities.

         Consistent with the foregoing, and without limitation, Seller shall retain and be responsible for and pay, as the same are incurred, and Buyer shall have no obligations or liabilities whatsoever with respect to, any and all losses, damages, obligations, liens, assessments, judgments, fines, costs and expenses, liabilities and claims, including, without limitation, interest, penalties and reasonable fees of counsel and experts of every kind or nature whatsoever, made by or owed to any person arising out of or in connection with the Excluded Liabilities. Seller and the Stockholders agree, as provided in
Section 10, to indemnify and hold Buyer and its affiliates harmless from and against any and all claims relating to Excluded Liabilities that Seller and the Stockholders are responsible for as described in this Section 1.3(b).

         The assumption of any liabilities by any party hereunder shall not enlarge any rights of third parties under contracts or arrangements with the Buyer or Seller and nothing herein shall prevent any party from contesting in good faith any of said liabilities as against any third party.

         1.4 PURCHASE PRICE. In consideration of the sale by Seller to Buyer of the Subject Assets, subject to the assumption by Buyer of the Assumed Liabilities and the satisfaction of all of the conditions contained herein, Buyer agrees that it will pay to Seller the consideration described in Sections
1.5 and 1.6 hereof (collectively, the "Purchase Price").

         1.5 CLOSING PAYMENTS. At the Closing, Buyer shall make the following payments to Seller:

                  (a) Buyer shall deliver to Seller Seven Hundred Fifty Thousand Dollars ($750,000) in cash by bank cashier check or by wire transfer of immediately available funds;

                  (b) Buyer shall deliver to Seller a junior subordinated convertible promissory note in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "First Note") substantially in the form attached hereto as EXHIBIT 1.5(B); and

                  (c) Buyer shall deliver to Seller a junior subordinated convertible promissory note in the principal amount of Nine Hundred Twenty-Five Thousand Dollars ($925,000) substantially in the form attached hereto as EXHIBIT 1.5(C) (the "Second Note" and together with First Note, the "Notes").

         1.6 ADDITIONAL PAYMENT. On the earlier of (i) the first business day which is forty-five (45) days after the Closing Date or (ii) the date upon which
(a) Seller's InternetPost service is initially integrated into Buyer's Recruiter services in accordance with the specifications set forth on SCHEDULE 1.6 attached hereto and (b) Seller's InternetPost service is upgraded to the enterprise edition of Object Design, Inc.'s Object Store database, Buyer shall deliver to Seller Seven Hundred Fifty Thousand Dollars ($750,000) in cash by bank cashier check or by wire transfer of immediately available funds (the "Additional Payment").

         1.7 TIME AND PLACE OF CLOSING. The closing of the purchase and sale provided for in this Agreement (called the "Closing") shall be held at the offices of Goodwin, Procter & Hoar LLP at Exchange Place, 53 State Street, Boston, Massachusetts on the date hereof or at such other place or earlier or later date or time as may be fixed by mutual agreement of Buyer and Seller (such date, the "Closing Date").

         1.8 TRANSFER OF SUBJECT ASSETS. At the Closing, Seller shall deliver or cause to be delivered to Buyer good and sufficient instruments of transfer transferring to Buyer title to all the Subject Assets. Such instruments of transfer (i) shall be in the form and will contain the warranties, covenants and other provisions (not inconsistent with the provisions hereof) which are usual and customary for transferring the type of property involved under the laws of the jurisdictions applicable to such transfers, (ii) shall be in form and substance satisfactory to Buyer and its counsel, and (iii) shall effectively vest in Buyer good and marketable title to all the Subject Assets free and clear of all liens, restrictions and encumbrances.

         1.9 DELIVERY OF RECORDS AND CONTRACTS. At the Closing, Seller shall deliver or cause to be delivered to Buyer all of Seller's contracts, commitments, agreements (including without limitation non-competition agreements) and rights included in the Subject Assets, with such assignments thereof and consents to assignments as are necessary to assure Buyer of the full benefit of this Agreement. Seller shall also deliver to Buyer at the Closing all of Seller's business records, tax returns, books and other data relating to the Subject Assets, and Seller shall take all requisite steps to put Buyer in actual possession and operating control of the Subject Assets. After the Closing, Buyer will afford to Seller, for the purpose of preparing such tax returns of Seller as may be required after the Closing, reasonable access to the books and records of Seller delivered to Buyer under this Section, and shall permit Seller, at Seller's expense, to make extracts and copies therefrom.

         1.10 FURTHER ASSURANCES. Seller and the Stockholders from time to time after the Closing at the request of Buyer and without further consideration shall execute and deliver further instruments of transfer and assignment and take such other action as Buyer may reasonably require to more effectively transfer and assign to, and vest in, Buyer each of the Subject Assets. Nothing herein shall be deemed to be a waiver by Buyer of its right to receive at the Closing an effective assignment of each of the contracts, commitments or rights of Seller included in the Subject Assets as otherwise set forth in this Agreement. In addition, Buyer from time to time after the Closing at the request of Seller and without further consideration shall execute and deliver such further instruments and take such other action as Seller may reasonably require to effectuate; (i) any transfer of either of the Notes in accordance with their terms; (ii) any issuance of shares of Buyer Common Stock upon conversion of the Notes in accordance with the terms; (iii) any sale of Buyer Common Stock received upon conversion of the Notes in accordance with Rule 144 of the Securities Act of 1933, as amended (the "Securities Act") (including the removal of any restrictive legend); and (iv) any of the other transactions contemplated by this Agreement or the Notes.

         1.11 ALLOCATION OF PURCHASE PRICE. Within 20 business days of the Closing, Buyer shall allocate the purchase price (and all other capitalized costs) among the Subject Assets. Such allocation shall be made in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be binding upon Buyer and Seller for all purposes (including financial accounting purposes, financial and regulatory reporting purposes and tax purposes). Buyer and Seller also each agree to file Internal Revenue Service form 8594 consistently with the foregoing and in accordance with Section 1060 of the Code.

         1.12 SALES AND TRANSFER TAXES. All sale, transfer, documentary, use, stamp, registration and such other taxes, fees and duties (including, in each case, any penalties or interest) under applicable law incurred in connection with this Agreement or the transactions contemplated hereby or thereby will be borne and paid by Seller, and Seller shall promptly reimburse Buyer for the payment of any such taxes, fees or duties which Buyer is required to make under applicable law.

         1.13 EMPLOYEES. Immediately following the Closing, Buyer shall have the right, at its discretion, to extend offers of employment to any or all of Seller's other employees and Seller and the Stockholders shall cooperate fully with Buyer in connection with the hiring by Buyer of any of such employees. Seller and the Stockholders acknowledge and agree that Buyer is not assuming and shall not have any liabilities or obligations in connection with or relating to any of Seller's existing or former employees, any Employee Program (as defined in Section 2.22) or any other employment related matters. In connection with the foregoing, Seller and the Stockholders agree that Seller shall comply with all applicable notification requirements under 29 U.S.C. ss. 1161 ET SEq. (commonly known as "COBRA").

SECTION 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND THE STOCKHOLDERS.

         2.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, Seller and each of the Stockholders, jointly and severally, hereby make to Buyer the representations and warranties contained in this
Section 2, except as otherwise may be set forth in a Schedule attached hereto. Any fact or item disclosed in one Schedule shall not be deemed to be disclosed with respect to all sections or subsections of this Section 2 or this Agreement, unless specific cross-references appear in such Schedule.

         2.2 ORGANIZATION AND QUALIFICATIONS OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois with full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is currently conducted or proposed to be conducted. The copies of Seller's charter as amended to date, certified by the Illinois Secretary of State, and of Seller's by-laws, as amended to date, certified by Seller's Secretary, and heretofore delivered to Buyer's counsel, are complete and correct, and no amendments thereto are pending. Seller is qualified to do business as a foreign corporation in each jurisdiction set forth on SCHEDULE 2.2 attached hereto and is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

         2.3 SUBSIDIARIES. Seller has no subsidiaries and does not own any securities issued by any other business organization or governmental authority, except U.S. Government securities, bank certificates of deposit and money market accounts acquired as short-term investments in the ordinary course of its business. Seller does not own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or entity of any kind.

         2.4 CAPITAL STOCK OF SELLER; BENEFICIAL OWNERSHIP. The authorized capital stock of Seller consists of 10,000 shares of common stock, no par value per share, of which 1,388 shares are duly and validly issued, outstanding, fully paid and non-assessable and of which 8,612 shares are authorized but unissued. Except as set forth on SCHEDULE 2.4 attached hereto, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Seller. None of Seller's capital stock has been issued in violation of any federal or state law. SCHEDULE
2.4 attached hereto lists each of the stockholders of Seller and the number of shares of common stock of the Seller beneficially owned by such stockholder.

         2.5 AUTHORITY OF SELLER AND THE STOCKHOLDERS. Seller and each Stockholder has full right, authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Seller or such Stockholder pursuant to this Agreement and to perform its or his obligations hereunder. The execution, delivery and due performance by Seller and each Stockholder of this Agreement and each such other agreement, document and instrument to be executed and delivered by Seller or such Stockholder pursuant to this Agreement have been duly authorized by all necessary action and no other action on the part of Seller or any Stockholder is required in connection therewith. This Agreement and each agreement, document and instrument executed and delivered by Seller or by any Stockholder pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Seller and each Stockholder signatory thereto enforceable in accordance with their terms. The execution, delivery and performance by Seller and each Stockholder of this Agreement and of each such agreement, document and instrument:

                  (a) in the case of Seller, does not and will not violate any provision of its charter or by-laws;

                  (b) does not and will not violate any laws of the United States, or any state or other jurisdiction applicable to Seller or any Stockholder or require Seller or any Stockholder to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; and

                  (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under, or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which Seller or any Stockholder is a party or by which the property of Seller or any Stockholder is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the Subject Assets, except as specifically identified on SCHEDULE 2.5.

         2.6 AUTHORIZATION FROM OTHERS. Seller has obtained all authorizations, consents and permits of others required to permit the consummation by Seller of the transactions contemplated by this Agreement, and SCHEDULE 2.6 contains a list of each such authorization, consent and permit.

         2.7 REAL AND PERSONAL PROPERTY.

                  (a) OWNED REAL PROPERTY.  Seller owns no real property.

                  (b) LEASED REAL PROPERTY. All of the real property leased by Seller as tenant or lessee is identified on SCHEDULE 2.7(B) (collectively referred to herein as the "Leased Real Property"). The copies of the leases of the Leased Real Property (collectively, the "Leases") delivered by Seller to Buyer is complete, accurate, true and correct. With respect to each of the Leases, except as set forth on SCHEDULE 2.7(B):

                           (i) each of the Leases is in full force and effect
                  and has not been modified, amended, or altered, in writing or otherwise;

                           (ii) all obligations of the landlord or lessor under
                  the Leases which have accrued have been performed, and to the best of the knowledge of Seller, no landlord or lessor is in default under any Lease; and

                           (iii) all obligations of the tenant or lessee under
                  the Leases which have accrued have been performed, and Seller is not in default under any Lease, and no circumstance presently exists which, with notice or the passage of time, or both, would give rise to a default by Seller.

                  (c) COMPLIANCE WITH LAW; GOVERNMENT APPROVALS. Seller has received no notice from any governmental authority of any violation of any law, ordinance, regulation, license, permit or authorization issued with respect to any of the Leased Real Property that has not been corrected heretofore, and no such violation now exists which could have an adverse effect on the operation of any of the Leased Real Property.

                  (d) PERSONAL PROPERTY. A complete description of all Personal Property other than miscellaneous office supplies is contained in SCHEDULE 1.1(E). Except as specifically disclosed in SCHEDULE 1.1(E), Seller has good and marketable title to all such Personal Property. No item of such Personal Property is subject to any mortgage, pledge, lien, conditional sale agreement, security agreement, encumbrance or other charge except as specifically disclosed in said SCHEDULE 1.1(E). The Base Balance Sheet reflects all Personal Property of Seller, and the Subject Assets are sufficient for Buyer to continue the business of Seller as conducted by Seller.

         2.8 FINANCIAL STATEMENTS.

                  (a) Seller has previously delivered to Buyer the following financial statements (i) balance sheets of the Seller for the fiscal year ended December 31, 1998 and statements of income, retained earnings and cash flows for each of the periods then ended compiled by Edwin C. Sigel, Ltd. independent public accountants, and (ii) a balance sheet of the Seller as of October 31, 1999 (the "Base Balance Sheet") and statements of income, retained earnings and cash flows for the period then ended, with appropriate footnotes, certified by Seller's Chief Financial Officer. Said financial statements have been prepared in accordance with generally accepted accounting principles applied consistently during the periods covered thereby, are complete and correct in all material respects, and present fairly in all material respects the financial condition of Seller at the dates of said statements and the results of its operations and its cash flows for the periods covered thereby.

                  (b) As of the date of the Base Balance Sheet (the "Base Balance Sheet Date"), Seller had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Seller or the conduct of its business prior to the Base Balance Sheet Date regardless of whether claims in respect thereof had been asserted as of such date), except liabilities stated or adequately reserved against on the Base Balance Sheet and reflected in Schedules furnished to Buyer hereunder as of the date hereof.

                  (c) As of the date hereof, Seller had and will have no liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities as guarantor or otherwise with respect to obligations or others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of Seller or the conduct of its business prior to the date hereof or the Closing, as the case may be, regardless of whether claims in respect thereof had been asserted as of such date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto and reflected in Schedules furnished to Buyer hereunder on the date hereof or (ii) incurred after the Base Balance Sheet Date in the ordinary course of business of Seller consistent with the terms of this Agreement.

         2.9 TAXES.

                  (a) Except as disclosed in SCHEDULE 2.9, Seller has paid or caused to be paid all federal, state, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, alternative minimum taxes, excise taxes, sales taxes, use taxes, value-added taxes, gross receipts taxes, franchise taxes, capital stock taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes windfall profit taxes, environmental taxes and property taxes, whether or not measured in whole or in part by net income, and all deficiencies, or other additions to tax, interest, fines and penalties owed by it (collectively, "Taxes"), required to be paid by it through the date hereof whether disputed or not.

                  (b) Seller has in accordance with applicable law filed all federal, state, local and foreign tax returns required to be filed by it through the date hereof, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. Seller has delivered to Buyer correct and complete copies of all such federal, state, local and foreign income tax returns, and of all examination reports and statements of deficiencies assessed against or agreed to by Seller with respect to said returns.

                  (c) Neither the Internal Revenue Service nor any other governmental authority has ever asserted, is now asserting or, to the best knowledge of Seller and the Stockholders, threatening to or expected to assert against Seller any deficiency or claim for Taxes. Seller has never entered into a closing agreement pursuant to Section 7121 of the Code.

                  (d) Except as set forth in SCHEDULE 2.9, there has not been any audit of any tax return filed by Seller, no audit of any tax return of Seller is in progress, and Seller has not been notified by any tax authority that any such audit is contemplated or pending. Except as set forth in SCHEDULE 2.9, no extension of time with respect to any date on which a tax return was or is to be filed by Seller is in force, and no waiver or agreement by Seller is in force for the extension of time for the assessment or payment of any Taxes.

                  (e) Seller has never been (and has never had any liability for unpaid Taxes because it once was), a member of an "affiliated group" (as defined in Section 1504(a) of the Code). Seller has never filed, and has never been required to file, a consolidated, combined or unitary tax return with any other entity. Seller does not own and has never owned a direct or indirect interest in any trust, partnership, corporation or other entity and therefore Buyer is not acquiring from Seller an interest in any entity. Except as set forth in SCHEDULE 2.9, Seller is not a party to any tax sharing agreement. None of the Assumed Liabilities is an obligation to make a payment that will not be deductible under
Section 280G of the Code.

                  (f) Seller is not a "foreign person" within the meaning of
Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

                  (g) Seller has, at all times since May 6, 1997, qualified and currently qualifies as an entity properly taxable as an S corporation (as defined in Section 1361 of the Code).

                  (h) For purposes of this Agreement, all references to Sections of the Code shall include any predecessor provisions to such Sections and any similar provisions of federal, state, local or foreign law.

         2.10 COLLECTIBILITY OF ACCOUNTS RECEIVABLE. All of the accounts receivable of Seller shown or reflected on the Base Balance Sheet (less the reserve for returns set forth on the Base Balance Sheet) are valid and enforceable claims, fully collectible in the ordinary course and subject to no set off or counterclaim, and all such accounts receivable represent valid accounts incurred in the ordinary course of business consistent with past practice. Seller does not have any accounts or loans receivable from any person, firm or corporation which is affiliated with Seller or the Stockholders or from any director, officer or employee of Seller, except as disclosed on SCHEDULE
2.10 hereto, and all accounts and loans receivable from any such person, firm or corporation shall be paid in cash prior to the Closing.

         2.11 ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, (i) Seller has not sold, disposed of or otherwise transferred any asset or property of Seller to any stockholder of Seller and (ii) there has not been any declaration, setting aside or payment of any dividend by Seller, or the making of any other distribution in respect of the capital stock of Seller, or any direct or indirect redemption, purchase or other acquisition by Seller of its own capital stock. Except as disclosed in SCHEDULE 2.11, since the date of the Base Balance Sheet there has not been:

                  (a) Any change in the financial condition, properties, assets, liabilities, prospects, business or operations of Seller which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had a material adverse effect on the assets or business of Seller transferred to Buyer hereunder, taken as a whole (a "Seller Material Adverse Effect");

                  (b) Any contingent liability incurred by Seller as guarantor or otherwise with respect to the obligations of others, any other contingent or fixed obligations or liabilities except in the ordinary course of business or any cancellation of any material debt or claim owing to, or waiver of any material right of, Seller;

                  (c) Any mortgage, encumbrance or lien placed on any of the Subject Assets which remains in existence on the date hereof or will remain on the Closing Date;

                  (d) Any obligation or liability of any nature incurred by Seller, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation liabilities for Taxes due or to become due or contingent or potential liabilities relating to products or services provided by Seller or the conduct of Seller's business since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that product or service liability claims shall not be deemed to be incurred in the ordinary course of business);

                  (e) Any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller other than in the ordinary course of business or any purchase of any capital asset costing more than $5,000;

                  (f) Any damage, destruction or loss, whether or not covered by insurance, which has had, or is likely to have, a Seller Material Adverse Effect;

                  (g) Any change in the compensation payable or to become payable by Seller to any of its officers, employees, agents or independent contractors (including without limitation any change in commission arrangements) other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of such officers, employees, agents or independent contractors;

                  (h) Any change with respect to the officers or management of Seller;

                  (i) Any payment or discharge of a material lien or liability of Seller which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

                  (j) Any change in Seller's business relationship with its Customers (as defined in Section 2.27), Distributors (as defined in Section 2.27), independent contractors or others having business relationships with Seller.

                  (k) Any obligation or liability incurred by Seller to any of its officers, directors, stockholders or employees, or any loans or advances made by Seller to any of its officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

                  (l) Any change in accounting methods or practices, payment practices, credit practices or collection policies used by Seller;

                  (m) Any prepayment of loans from any stockholders, officers or directors or any change in Seller's borrowing arrangements with any of the foregoing.

                  (n) Any other transaction entered into by Seller having a value individually in excess of $5,000, other than transactions in the ordinary course of business; or

                  (o) Any agreement or understanding whether in writing or otherwise, for Seller to take any of the actions specified in paragraphs (a) through (n) above.

         2.12 ORDINARY COURSE. Since December 31, 1998, Seller has conducted its business only in the ordinary course and consistent with past practice.

         2.13 INTELLECTUAL PROPERTY.

                  (a) Except as described in SCHEDULE 2.13(A) and except for "Off-the-Shelf Software" (as defined below), Seller has exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights (collectively, "Intellectual Property") used in the business of Seller, or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property rights in works embodied in its Software. Except as described in SCHEDULE 2.13(A) all of the rights of Seller in such Intellectual Property are freely transferable. There are no claims or demands of any other person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of Seller, threatened, which challenge the rights of Seller in respect thereof except as disclosed in SCHEDULE 2.13(A). Except as described in SCHEDULE 2.13(A), Seller has the right to use, free and clear of claims or rights of other persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted or contemplated. For purposes of this Agreement, the term "Off-the-Shelf Software" shall mean software utilized in the internal operations of Seller which is generally commercially available to the public at retail, provided, however, that such software is not used in the development of, or embodied in (i.e., all or part of the code comprising such software is included in any Software), any of Seller's Software.

                  (b) All patents, patent applications, trademarks, trademark applications and registrations, domain names, domain name applications and registrations and registered copyrights which are owned by or licensed to Seller or used or to be used by Seller in its business as presently conducted, and all other items of Intellectual Property which are material to the business or operations of Seller, are listed in SCHEDULE 2.13(B); PROVIDED, HOWEVER, that
SCHEDULE 2.13(B) only lists domain names and domain name applications that are being acquired by Buyer in connection with this transaction.

                  (c) All licenses or other agreements under which Seller is granted rights in Intellectual Property, other than licenses of Off-the-Shelf Software, are listed in SCHEDULE 2.13(C). All said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and except as set forth on SCHEDULE 2.13(C), all of the rights of Seller thereunder are freely assignable. To the knowledge of Seller and the Stockholders, the licensors under said licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. The Buyer has been provided access to true and complete copies of all such licenses or other agreements, and any amendments thereto.

                  (d) All licenses or other agreements under which Seller has granted rights to others in Intellectual Property owned or licensed by Seller (other than standard shrink-wrapped user licenses) are listed in SCHEDULE 2.13(D). All of said licenses or other agreements are in full force and effect, there is no material default by any party thereto, and, except as set forth on SCHEDULE 2.13(D), all of the rights of Seller thereunder are freely assignable. The Buyer has been provided with true and complete copies of all such licenses or other agreements, and any amendments thereto.

                  (e) Seller has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property rights with respect to its products, services and technology. Seller has affixed appropriate copyright and trademark notices on all of its products and any related documentation. Seller has required all of its professional and technical employees, all other employees having access to valuable non-public information of Seller, and all consultants and independent contractors involved in the development of any of the Intellectual Property to execute agreements under which such persons are required to convey to Seller ownership of all inventions and developments conceived or created by them in the course of their employment with Seller or while they are providing services to Seller and to maintain the confidentiality of all such information of Seller. Seller and the Stockholders have not made any such information available to any person other than employees of Buyer except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. Seller and the Stockholders have no knowledge of any infringement by others of any Intellectual Property rights of Seller.

                  (f) The present business, activities and products of Seller do not infringe any Intellectual Property of any other person. No proceeding charging Seller with infringement of any adversely held Intellectual Property has been filed or, to the knowledge of Seller, is threatened to be filed. To the best knowledge of Seller and the Stockholders, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise adversely affect the products, activities or business of Seller. Seller is not making unauthorized use of any confidential information or trade secrets of any person, including without limitation, any former employer of any past or present employee, consultant or independent contractor of Seller. Except as set forth in SCHEDULE 2.13(F), neither Seller nor, to the knowledge of Seller and the Stockholders, any of Seller's employees, consultants or independent contractors have any agreements or arrangements with any persons other than Seller related to confidential information or trade secrets of such persons or restricting any such person's ability to engage in business activities of any nature. The activities of Seller's present and former employees, consultants and independent contractors on behalf of Seller do not violate any such agreements or arrangements known to Seller.

                  (g) SCHEDULE 2.13(G) sets forth a true and complete list of all components of the Software other than Off-the-Shelf Software, and each author of each component of the Software. Except as set forth in SCHEDULE 2.13(G), each author of each component of the Software has assigned ownership of all proprietary rights in and to the Software (including without limitation rights of copyright, patent and trade secret) to Seller. Seller has clear and exclusive title to the Software and all proprietary rights therein and there are no facts upon which any third party could assert a valid claim of ownership with respect to any Software. Any and all third party software used in the creation of each component of the Software is listed in SCHEDULE 2.13(G) with reference to the component in question, and was used in accordance with a duly granted software license also listed in SCHEDULE 2.13(G). Seller's rights in the Software (including source code) constitute Intellectual Property subject to all of the representations and warranties set forth in the foregoing provisions of this
Section 2.13. Except as set forth in SCHEDULE 2.13(G), the software and designs of the Software have been developed and implemented in a professional manner and are documented in accordance with normal professional standards so as to enable a qualified software engineer, to maintain and modify the Software conveniently and effectively on the basis of such documentation. Seller has conducted a regular program of maintaining and updating the Software in response to defects, and has in effect reliable procedures for version control with respect to the Software. Except as set forth on SCHEDULE 2.13(G), (i) there are no material software or design defects in any of the Software which prevent customers from using the Software under the terms and conditions of Seller's customer service agreements; and (ii) the Software conforms in all material respects to the respective specifications and documentation provided by the Seller.

                  (h) Except as set forth on SCHEDULE 2.13(H), all computer software products that are owned by Seller, exclusively licensed to Seller, licensed, sold or otherwise distributed to others by Seller or are otherwise required for the conduct of its business, including the Software but excluding the Off-the-Shelf Software products are Year 2000 Compliant. As used herein, "Year 2000 Compliant" shall mean the ability of the software to provide the following date related functions:

                           (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output and performing calculations on dates or portions of dates;

                           (ii) function accurately in accordance with the documentation relating to the applicable software and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century;

                           (iii) respond to two-digit date input in a way that resolves any ambiguity as to the century in a disclosed, defined and predetermined manner; and

                           (iv) store and provide output of date information in ways that are unambiguous as to century.

         2.14 CONTRACTS. Except as set forth in SCHEDULE 2.14, Buyer may terminate at anytime and without penalty each of the contracts and agreements set forth on SCHEDULE 1.1(F). Except for contracts, commitments, plans, agreements and licenses described in SCHEDULE 2.14 (true and complete copies of which have been delivered to Buyer), and except for contracts, agreements, indentures, mortgages, licenses and promissory notes, the terms of which have been satisfied, completed, performed or discharged, Seller is not a party to or subject to:

                  (a) any plan or contract providing for bonuses, options, stock purchases, deferred compensation, retirement payments or profit sharing;

                  (b) any employment contract or contract for services;

                  (c) any contract or agreement with any job posting board or Internet career site;

                  (d) any contract or agreement for the purchase of any equipment except purchase orders in the ordinary course for less than $5,000 each, such orders not exceeding $25,000 in the aggregate;

                  (e) any other contracts or agreements creating any obligations of Seller of $5,000 or more with respect to any such contract or agreement not specifically disclosed elsewhere under this Agreement;

                  (f) any contract or agreement involving more than $5,000 which by its terms does not terminate or is not terminable without penalty by Seller or any successor or assign within ninety days after the date hereof;

                  (g) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

                  (h) any contract with any sales agent or distributor of products of Seller;

                  (i) any contract containing covenants limiting the freedom of Seller to compete in any line of business or with any person or entity;

                  (j) any contract or agreement for the purchase of any fixed asset for a price in excess of $5,000 whether or not such purchase is in the ordinary course of business;

                  (k) any license agreement (as licensor or licensee) other than license agreements with respect to Off-the-Shelf Software and the agreements executed by Seller as licensee or licensor which are listed in SCHEDULE 2.13(C) and SCHEDULE 2.13(D);

                  (l) partnership or joint venture agreements;

                  (m) contracts under which Seller has acquired or will acquire ownership of, or license to, intangible property, including software, other than the license agreements listed on SCHEDULE 2.13(C);

                  (n) contracts and other agreements under which Seller is obligated to enhance, modify or customize software products for any customer;

                  (o) contracts or other agreements under which Seller is required to provide services pursuant to the Seller/Resumix Agreement (as defined in Section 7.1(g)) or any other arrangements with Resumix, Inc. ("Resumix");

                  (p) contracts and other arrangements under which Seller is obligated to make royalty payments out of revenues generated from sales of any of the Subject Assets;

                  (q) any indenture, mortgage, promissory note, loan agreement, guaranty or other agreement or commitment for the borrowing of money;

                  (r) any contract or agreement with any officer, employee, director or stockholder of Seller or with any persons or organizations controlled by or affiliated with any of them;

                  (s) any contract or agreement for the provision of maintenance or technical support services by Seller; or

                  (t) any contract or agreement providing for the performance of software customization, enhancement or other development services by a third party for or on behalf of Seller.

         Seller is not in default under any such contracts, commitments, plans, agreements or licenses described in said Schedule and has no knowledge of conditions or facts which with notice or passage of time, or both, would constitute a default.

         2.15 LITIGATION. SCHEDULE 2.15 hereto lists all currently pending or, to the best knowledge of Seller and the Stockholders, threatened litigation and governmental or administrative proceedings or investigations to which Seller is a party.

         2.16 COMPLIANCE WITH LAWS. To the best of Seller's and the Stockholders' knowledge, except as set forth in SCHEDULE 2.16, Seller is in compliance in all material respects with all applicable statutes, ordinances, orders, judgments, decrees and rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the Seller or to the conduct of its business. Seller has not received notice of a violation or alleged violation of any such statute, ordinance, order, rule or regulation.

         2.17 WARRANTY OR OTHER CLAIMS. There are no pending or, to the best of Seller's and the Stockholders' knowledge, threatened product liability, warranty or other similar claims, or any facts upon which a material claim of such nature could be based, against Seller except as disclosed in SCHEDULE 2.17. There are no pending or, to the best of Seller's and the Stockholders' knowledge, threatened claims against Seller for renegotiation or price redetermination of any business transaction that could result in a claim against any of the Subject Assets, and, to the best of Seller's and the Stockholders' knowledge, there are no facts upon which any such claim could be based.

         2.18 FINDER'S FEE. Except as set forth in SCHEDULE 2.18, neither Seller nor any of the Stockholders has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         2.19 PERMITS; BURDENSOME AGREEMENTS. SCHEDULE 2.19 lists, to the best of Seller's and the Stockholders' knowledge, all permits, registrations, licenses, franchises, certifications and other approvals (collectively, the "Approvals") required from federal, state or local authorities in order for Seller to conduct its business except when the failure to obtain such Approval would not be reasonably likely to have a material adverse effect on the value of the Subject Assets taken as a whole or on the business, financial condition or results of operations of the Company. Seller has obtained all such Approvals, which are valid and in full force and effect, and is operating in compliance therewith. Except as disclosed in SCHEDULE 2.19, all such Approvals will be available and assigned to Buyer and remain in full force and effect upon Buyer's purchase of the Subject Assets, and, to the best of Seller's and the Stockholders' knowledge, no further Approvals will be required in order for Buyer to conduct the business currently conducted by Seller subsequent to the Closing. With respect to any exports of Seller's products, SCHEDULE 2.19 lists each product which Seller has exported and the country to which such product has been exported. To the best of Seller's and the Stockholders' knowledge, Seller is in compliance with all applicable rules and regulations regarding the export of its products. Except as disclosed in SCHEDULE 2.19 or in any other Schedule hereto, Seller is not subject to or bound by any agreement, arrangement, judgment, decree or order which may materially and adversely affect its business or prospects, its condition, financial or otherwise, or any of its assets or properties.

         2.20 CORPORATE RECORDS. The corporate record books of Seller accurately record all corporate action taken by its stockholders and board of directors and committees thereof. Seller has made available for inspection and copying by Buyer and its counsel complete and correct copies of all documents referred to in this Section or in the Schedules delivered to Buyer pursuant to this Agreement.

         2.21 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth in
SCHEDULE 2.21 hereto, neither Seller, nor any stockholder, officer, supervisory employee or director of Seller or, to the best knowledge of Seller and the Stockholders, any of their respective spouses or family members owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of Seller, or any organization which has a material contract or arrangement with Seller.

         2.22 EMPLOYEE BENEFIT PROGRAMS. Except as disclosed in SCHEDULE 2.22, Seller has never maintained an "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") (an "Employee Benefit Plan"), and Seller has no liabilities or obligations under ERISA. Except as set forth in SCHEDULE 2.22, Seller has not maintained any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, or other employee benefit plans, agreements, or arrangements (collectively with the Employee Benefit Plans, the "Employee Programs"). True and correct copies of all Employee Programs set forth on
SCHEDULE 2.22 have been provided to Buyer. In addition, neither Seller nor any Affiliate (as defined below) (i) has ever maintained any Employee Program which has been subject to Title IV of ERISA or (ii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits. For purposes of the Section 2.22, an entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity, or their spouses, dependents or beneficiaries. An entity is an "Affiliate" of Seller if it would have ever been considered a single employer with Seller under ERISA Section 4001(b) or part of the same "controlled group" as Seller for purposes of ERISA Section 302(d)(8)(C).

         2.23 ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE 2.23, (i) Seller has no liability under, nor has it ever violated, any Environmental Law (as defined below); and (ii) Seller, any property owned, operated, leased, or used by Seller, and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws. For purposes of this Section 2.23, "Environmental Law" shall mean any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted; and (ii) "Seller" shall mean and include Seller and all other entities for whose conduct Seller is or may be held responsible under any Environmental Law.

         2.24 DIRECTORS, OFFICERS AND EMPLOYEES. SCHEDULE 2.24 contains a true and complete list of all current directors and officers of Seller. In addition,
SCHEDULE 2.24 contains a list of all current managers, employees and consultants of Seller. In each case such Schedule includes the current job title and aggregate annual compensation of each such individual.

         2.25 DISCLOSURE. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Seller pursuant to this Agreement to Buyer do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made. To the best knowledge of Seller and the Stockholders, there are no facts which presently or in the future may have a Seller Material Adverse Effect which have not been specifically disclosed herein or in a Schedule furnished herewith, other than general economic conditions affecting Seller's industry.

         2.26 EMPLOYEES; LABOR MATTERS. Seller employs approximately eight (8) full-time employees and no part-time employees. Seller is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it to the date hereof or amounts required to be reimbursed to such employees. Except as provided in SCHEDULE 2.26, upon termination of the employment of any of said employees, neither Seller nor Buyer will by reason of the acquisition transaction or anything done prior to the Closing be liable to any of said employees for so-called "severance pay" or any other payments. Seller does not have any policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment. Seller is in material compliance with all applicable laws and regulations respecting labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.

         2.27 CUSTOMERS AND DISTRIBUTORS. SCHEDULE 2.27 sets forth each of Seller's customers, representatives and distributors as of the date hereof (whether pursuant to a commission, royalty or other arrangement and including Resumix) and each prior customer, representative and distributor who accounted for more than 5% of the sales of Seller for the nine months ended September 30, 1999 (collectively, the "Customers and Distributors"). The relationships of Seller with its Customers and Distributors are good commercial working relationships. Except as set forth on SCHEDULE 2.27, no Customer or Distributor of Seller has canceled, materially modified, or otherwise terminated its relationship with Seller or decreased materially its usage or purchase of the services or products of Seller, nor does any Customer or Distributor have, to the knowledge of Seller, any plan or intention to do any of the foregoing.
SCHEDULE 2.27 sets forth all contracts or arrangements Seller is a party to or subject to with all Customers and Distributors. In addition, with respect to each of Seller's Distributors, including Resumix, SCHEDULE 2.27 sets forth in reasonable detail all commissions, royalty or other payments Seller has received or is otherwise entitled to received for the nine months ended September 30, 1999.

         2.28 INSURANCE. The physical properties and assets used in connection with the Subject Assets are insured to the extent disclosed in SCHEDULE 2.28 and all insurance policies and arrangements of Seller are disclosed in said SCHEDULE
2.28. Said insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid in accordance with their terms, and Seller is in compliance in all material respects with the terms thereof. Said insurance is adequate and customary for the Subject Assets and is sufficient for compliance by Seller with all requirements of law and all agreements and leases to which either Seller is a party.

         2.29 POWERS OF ATTORNEY. Neither Seller nor any Stockholder has granted any power of attorney which is presently outstanding.

         2.30 OPERATION OF BUSINESS. Except as set forth on SCHEDULE 2.30 attached hereto, the Subject Assets constitute all of the assets, other than the Excluded Assets, used in or necessary to operate Seller's business as it is currently being operated.

SECTION 3. INVESTMENT REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer that with respect to Seller's receipt of the Notes hereunder:
         Seller is acquiring the Notes for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act. The principal place of business of Seller is the State of Illinois and the offer and sale of the Notes to Seller will take place in the State of Massachusetts. Seller is an "accredited investor" as defined in the Securities Act and is knowledgeable and experienced in the making of investments of the type involved in the acquisition of the Notes pursuant to this Agreement, is able to bear the economic risk of loss of its investment in Buyer, has been given the opportunity to investigate the affairs of Buyer and to ask questions of its officers, directors and employees, and all such questions have been answered to the full satisfaction of Seller.

         Seller understands that because neither the Notes nor the shares of common stock, par value $.01 per share (the "Conversion Stock") of Buyer into which the Notes may be converted at the election of the Seller (collectively, the "Securities") have been registered under the Securities Act or securities or "blue sky" laws of any jurisdiction, Seller cannot dispose of any or all of the Securities unless such shares are subsequently registered under the Securities Act or exemptions from such registration are available. Seller acknowledges and understands that it has no independent right to require Buyer to register the Securities. Seller is aware that Buyer will not accomplish a public offering of the Notes and may not accomplish a public offering of the Conversion Stock. Seller further understands that Buyer may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel, reasonably acceptable to Buyer, as to the legality of the proposed transfer. Seller understands that any certificate representing Conversion Stock will bear a legend in substantially the form provided below (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED BY THE HOLDER NAMED HEREON FOR ITS OWN ACCOUNT FOR INVESTMENT; AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD OR IN ANY OTHER WAY TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS IN EFFECT AT THAT TIME, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

SECTION 4. COVENANTS OF SELLER AND THE STOCKHOLDERS

         4.1 MAKING OF COVENANTS AND AGREEMENTS. Seller and the each of the Stockholders hereby make their respective covenants and agreements set forth in this Section 4.

         4.2 CONDUCT OF BUSINESS. Between the date of this Agreement and the Closing Date, Seller will: (i) conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations (including methods of collecting and disbursing cash) except in the ordinary course of business and consistent with prior practices and (ii) prevent the occurrence of any event that would require disclosure under Section 2.11 of this Agreement, unless otherwise agreed to in writing by Buyer.

         4.3 NOTICE OF DEFAULT. Promptly upon the occurrence of, or promptly upon Seller or any Stockholder becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach or default, or would have caused or constituted a breach or default had such event occurred or been known to Seller or any Stockholder prior to the date hereof, of any of the representations, warranties or covenants of Seller or any Stockholder contained in or referred to in this Agreement or in any Schedule or Exhibit referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its best efforts to prevent or promptly remedy the same.

         4.4 CONSUMMATION OF AGREEMENT. Seller and each Stockholder shall use its or his best efforts to perform and fulfill all conditions and obligations on its or his part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out. To this end, Seller will obtain prior to the Closing all necessary authorizations or approvals of its Stockholders and Board of Directors.

         4.5 COOPERATION OF SELLER. Seller and each Stockholder shall cooperate with all reasonable requests of Buyer and Buyer's counsel in connection with the consummation of the transactions contemplated hereby.

         4.6 NON-COMPETITION. Seller and each of the Stockholders agree that for a period of three (3) years after the Closing Date, none of Seller, the Consultants (as defined in Section 7.1(i)) or any Stockholder will, without the prior written consent of Buyer, directly or indirectly, engage or participate in, be employed by or assist in any manner or in any capacity, or have any interest in or make any loan to any person, firm, corporation or business which engages in any activity anywhere in the world which provides an Internet-based service similar to, or competitive with, Buyer's or Seller's current, or presently contemplated, Internet-based recruiting services, so long as Buyer (or its successor, if any) shall engage in such activity; provided, however, that the foregoing shall not prevent (x) Seller, the Consultants, and each such Stockholder from owning beneficially or of record up to one percent of the outstanding securities of a publicly-held corporation which engages in competitive activities; (y) the Consultants from entering a non-exclusive marketing and distribution agreement for Internet- based recruiting services; provided, however, that the Consultants are no longer parties to a marketing and distribution agreement with Buyer; or (z) the Stockholders from owning and operating any of the Consultants, Mega Job Sites, Inc., or JobsBy.com, Inc. as long as these businesses do not offer any Internet-based service similar to, or competitive with, Buyer's or Seller's current, or presently contemplated and previously disclosed, Internet-based recruiting services; provided, however, that Buyer will permit the Stockholders to provide, through Mega Jobs, Inc. and/or through JobsBy.com, Inc., an Internet-based recruiting service that includes features to (i) create and search a resume database; (ii) provide job posting services to Mega Jobs, Inc. and JobsBy.com, Inc. career sites; (iii) automatically match candidates, who visit the Mega Jobs, Inc. and JobsBy.com, Inc. career sites, with jobs listed on the Mega Jobs, Inc. and JobsBy.com, Inc. career sites; and (iv) after matching candidates and jobs, provide automated communication between companies and candidates using both electronic and non-electronic communication tools; with the restriction that such features as identified in (i), (ii), (iii) and (iv) above are limited to the Internet recruiting sites operated by Mega Jobs, Inc. and/or by JobsBy.com, Inc. In addition, Seller, the Consultants and each Stockholder shall refrain from soliciting or encouraging any employee of Buyer to terminate his or her employment by Buyer and to become employed by Seller, any Consultant or any such Stockholder, or any business or entity which competes with Buyer or with which Seller, any Consultant or any Stockholder is affiliated as an owner, investor, lender or in any other capacity.

         4.7 NO SOLICITATION OF OTHER OFFERS. Each of Seller and the Stockholders agrees from and after the date hereof until the Closing, unless this Agreement is terminated in accordance with Section 8, that it or he will not directly or indirectly (i) solicit, initiate discussions or engage in negotiations with any person or persons, other than Buyer, relating to the proposed acquisition of Seller or any material asset of Seller (whether such negotiations are initiated by Seller or any of its representatives or otherwise), (ii) provide or cause to provide any information to any person relating to the possible acquisition of Seller (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or (iii) enter into a transaction with any person concerning the possible acquisition of Seller (whether by way of a merger, purchase of assets or otherwise). Seller will promptly notify Buyer in the event of any invitation or solicitation from any third party to initiate any such discussions or negotiations.

         4.8 CONFIDENTIALITY. Seller and each Stockholder agree that at all times from and after the date hereof, Seller, its affiliates, officers, directors, agents and representatives, and each Stockholder will hold in strict confidence, and will not use, any confidential or proprietary data or information obtained from Buyer with respect to Buyer's business or financial condition except for the purpose of evaluating, negotiating and completing the transactions contemplated hereby. Information generally known in Buyer's industry or which has been disclosed to Seller or any Stockholder by third parties which have a right to do so (other than for the purpose of evaluating, negotiating and completing the transactions contemplated hereby) shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Seller and each Stockholder will return to Buyer (or certify that it or he has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Seller or any Stockholder in connection with the transactions contemplated hereby. Seller and each Stockholder further agree that at all times from and after the date hereof, unless this Agreement is terminated in accordance with Section 8, Seller, its officers, directors, employees agents and representatives and each Stockholder shall keep secret and retain in strictest confidence, and shall not use for the benefit of itself or others, any confidential matters relating to the Subject Assets including, without limitation, trade secrets, source code, know-how, customer lists, operational methods, marketing plans or strategies, product development techniques or plans, technical processes and designs and design projects relating thereto.

         4.9 TAX RETURNS. Seller, in accordance with the allocation agreed upon by Buyer and Seller pursuant to Section 1.11 and in accordance with applicable law, shall (i) promptly prepare and file on or before the due date or any extension thereof all federal, state and local tax returns required to be filed by it with respect to taxable periods of Seller that include any period ending on or before the Closing and (ii) pay all Taxes of Seller attributable to periods ending on or before the Closing.

         4.10 ADMINISTRATIVE SUPPORT/USE OF EQUIPMENT. From and after the Closing Date, for so long as Buyer shall reasonably request, Seller shall (i) provide Buyer with the administrative support set forth on SCHEDULE 4.10 attached hereto and (ii) permit Buyer to use the equipment set forth on SCHEDULE
4.10 attached hereto, in each case to facilitate Buyer's operation of the business of Seller as currently conducted. Buyer shall compensate Seller for the use of such administrative support and equipment to the extent, if any, set forth on SCHEDULE 4.10.

         4.11 NAME CHANGE. As soon as practical after the Closing, but in no event more than ten (10) days after the Closing Date, Seller shall have changed its name to a name that is substantially different from, and not confusing with the names "Human Resources Sites International", "HR Sites" or any derivative thereof.

         4.12 DOMAIN NAMES. As soon as practicable after the Closing, but in no event more than ten (10) days after the Closing Date, Seller shall have filed the required documentation to assign the domain names set forth on SCHEDULE 2.13(B) to Buyer.

         4.13 EQUITABLE RELIEF. Notwithstanding any other provision of this Agreement, each of the parties hereto acknowledge that any breach of the covenants contained in Section 4.6, 4.7 or 4.8 would cause an irreparable injury to Buyer and that damages and remedies at law for any breach of any such covenant would be inadequate. The parties hereto accordingly consent to the entry of an order by any court of competent jurisdiction for specific performance or for injunctive relief and other equitable relief to prevent an actual or probable breach of any such covenant.

         4.14 SUBLEASE. To the extent such consent is not obtained prior to the Closing, Seller and each of the Stockholders agree to use their best efforts to promptly obtain the consent of Murdoch, Cole & Lillibridge, Inc. to the sublease referred to in Section 7.1(k) hereof, such consent to be to the same economic terms, and substantially similar non-economic terms, as are set forth in the Sublease Agreement attached hereto as EXHIBIT 7.1(K).

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BUYER.

         5.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Seller and each Stockholder to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby makes to Seller and each Stockholder the representations and warranties contained in this Section 5.

         5.2 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted or proposed to be conducted. Buyer is not in violation of any of the terms of its charter or by-laws.

         5.3 CAPITAL STOCK OF SELLER; BENEFICIAL OWNERSHIP. The authorized capital stock of Buyer consists of (i) 30,000,000 shares of common stock, par value .01 per share (the "Buyer Common Stock"), of which 14,429,635 shares are duly and validly issued, outstanding, fully paid and non-assessable as of November 20, 1999; and (ii) 5,000,000 shares of preferred stock, $.01 per share, of which no shares are issued and outstanding. Except for options to purchase up to 1,673,704 shares of Buyer Common Stock which were granted under Buyer's 1994 Stock Option Plan and its 1996 Stock Option and Grant Plan and remain outstanding and unexercised as of November 20, 1999 and warrants to purchase up to 199,218 shares of Buyer Common Stock, there are no outstanding options, warrants, rights, commitments, preemptive rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into, any additional shares of capital stock of any class of Buyer. None of Buyer's capital stock has been issued in violation of any federal or state law.

         5.4 AUTHORITY OF BUYER. Buyer has full corporate authority and power to enter into this Agreement and each agreement, document and instrument to be executed and delivered by Buyer pursuant to this Agreement and to perform its obligations hereunder. The execution, delivery and due performance by Buyer of this Agreement and each such other agreement, document and instrument have been duly authorized by all necessary corporate action of Buyer and no other action on the part of Buyer is required in connection herewith. This Agreement and each other agreement, document and instrument executed and delivered by Buyer pursuant to this Agreement constitutes, or when executed and delivered will constitute, valid and binding obligations of Buyer enforceable in accordance with their terms.

         5.5 SEC REPORTS. Buyer's Annual Report on Form 10-K for the period ended September 30, 1998 (the "Form 10-K") and all other forms, reports and documents filed with the Securities and Exchange Commission (the "SEC") since the filing of such Form 10-K (collectively, the "SEC Reports") have been prepared in accordance with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended. The balance sheets (including the related notes) included in the SEC Reports are complete and correct in all material respects and fairly present the financial position of Buyer as of the respective dates thereof, and the other related statements (including the related notes) included therein are complete and correct in all material respects and fairly present the results of operations and cash flows of Buyer for the respective fiscal periods set forth therein in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis, except in the case of interim financial statements for normal recurring and certain non-recurring audit adjustments necessary for a fair presentation of the financial position and operating results of Buyer for the interim periods which will not be materially adverse and for the omission of footnotes to said interim financial statements that would be required by GAAP. Since June 30, 1999, there has not been any material adverse change in the financial position or the earnings and operations of Buyer that has not been publicly disclosed.

         5.6 BUYER COMMON STOCK. Any shares of Buyer Common Stock issued and delivered in accordance with the terms of the Notes will be, upon issuance and delivery, duly and validly authorized and issued, fully paid and non-assessable.

         5.7 INTELLECTUAL PROPERTY. SCHEDULE 5.7 contains a list of all material patents, trademarks, trade names and copyrights used by Buyer in the conduct of its business. To the best of Buyer's knowledge, Buyer has the valid and enforceable right to use each of such patents, trademarks, trade names and copyrights and such use in the conduct of its business does not conflict with valid rights of others.

         5.8 YEAR 2000. Buyer has taken all actions necessary and adequate to ensure that all computer software and data processing devices (i) used by Buyer in its management information systems, or (ii) utilized in or by any Buyer products or services, including any Buyer products sold and/or installed prior to the date hereof, are presently or will become "Year 2000 Compliant" and Buyer will not incur costs associated with ensuring such Year 2000 Compliance in an amount that would reasonably likely be more than $250,000. "Year 2000 Compliant" means that the computer software or data processing devices accurately process and store date/time data (including, but not limited to calculating, comparing, displaying, recording and sequencing operations involving date/time data) during the twenty- first century and the years 1999 and 2000, including correct processing of leap year data; PROVIDED, HOWEVER, that Buyer makes no representations regarding any hardware or operating systems on which its products operate, any third party products that may operate within Buyer's products or any public or common carrier networks.

         5.9 COMPLIANCE. To the best of Buyer's knowledge, Buyer (i) has complied in all material respects with all federal, state, local and foreign laws, regulations and orders applicable to its business, and (ii) has obtained all federal, state, local and foreign governmental licenses, registrations and permits necessary for the conduct of its business, and such licenses, registrations and permits are in full force and effect.

         5.10 NO CONFLICT. The execution and delivery of this Agreement and the performance of Buyer's obligations hereunder will not (i) violate or be in conflict with provisions of any law, rule or regulation, any order, judgment or award of any court or other agency of government or arbitrator, or any provision of the Certificate of Incorporation or ByLaws of Buyer, (ii) violate, be in conflict with, result in a breach of, or constitute (with or without notice or lapse of time or both) a default under any indenture, agreement, lease or other instrument to which Buyer is a party or by which it or any of its properties is bound, or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its properties or assets.

         5.11 NO CONSENTS. Assuming the accuracy of Seller's representations and warranties in Section 3, no consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity on the part of Buyer is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

         5.12 LITIGATION. There is no litigation or governmental or administrative proceeding or investigation pending or, to the best of Buyer's knowledge, threatened against Buyer or its properties or its business, which is likely to have a material adverse effect on the financial condition, business, or operations of Buyer or which would prevent or hinder the consummation of the transactions contemplated by this Agreement.

         5.13 FINDER'S FEE. Buyer has not incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

         5.14 DISCLOSURE. The representations, warranties and statements contained in this Agreement and in the certificates, exhibits and schedules delivered by Buyer pursuant to this Agreement to Seller do not contain any untrue statement of a material fact, and, when taken together, do not omit to state a material fact required to be stated therein or necessary in order to make such representations, warranties or statements not misleading in light of the circumstances under which they were made.

SECTION 6. COVENANTS OF BUYER.

         6.1 MAKING OF COVENANTS AND AGREEMENT. Buyer hereby makes the covenants and agreements set forth in this Section 6.

         6.2 CONFIDENTIALITY. Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, agents and representatives will hold in strict confidence, and will not use any confidential or proprietary data or information obtained from Seller, the Stockholders or any of their authorized representatives with respect to the business or financial condition of Seller except for the purpose of evaluating, negotiating and completing the transaction contemplated hereby. Information generally known in Seller's industry or which has been disclosed to Buyer by third parties which have a right to do so (other than for the purpose of evaluating, negotiating and completing the transaction contemplated hereby) shall not be deemed confidential or proprietary information for purposes of this Agreement. If the transactions contemplated by this Agreement are not consummated, Buyer will return to Seller (or certify that it has destroyed) all copies of such data and information, including but not limited to financial information, customer lists, business and corporate records, worksheets, test reports, tax returns, lists, memoranda, and other documents prepared by or made available to Buyer in connection with the transactions contemplated hereby.

         6.3 CONSUMMATION OF AGREEMENT. Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this agreement, to the end that the transactions contemplated by this agreement shall be fully carried out.

         6.4 COOPERATION OF BUYER. Buyer shall cooperate with all reasonable requests of Seller and Seller's counsel in connection with the consummation of the transactions contemplated hereby.

         6.5 EQUITABLE RELIEF. Notwithstanding any other provision of this Agreement, each of the parties hereto acknowledge that any breach of the covenants contained in Section 6.2 would cause an irreparable injury to Seller and that damages and remedies at law for any breach of any such covenant would be inadequate. The parties hereto accordingly consent to the entry of an order by any court of competent jurisdiction for specific performance or for injunctive relief and other equitable relief to prevent an actual or probable breach of any such covenant.

         6.6 AMENDMENT OF FIRST NOTE. In the event Seller obtains, on or before December 11, 2000, an assignment of proprietary rights from each of Robert Hallman, Wade Pziombka, Yijung Xu and Brad Green (collectively, the "Alta Consultants"), pursuant to which each Alta Consultant agrees to assign to Seller any and all proprietary rights such Alta Consultant may have with respect to all services he, she or it has performed for Seller (collectively, the "Alta Consultant Assignments"), Buyer agrees, to the extent the Alta Consultant Assignments are reasonably acceptable to Buyer, to amend and restate the First Note to permit Seller to freely transfer up to $1,575,000 of the principal amount of the First Note, provided, however, that any such transfer is in compliance with all applicable securities laws, including, without limitation, the Securities Act. Such amended and restated First Note shall be delivered to Seller within ten (10) business days of the date Seller delivers to Buyer the First Note for cancellation.

SECTION 7. CONDITIONS.

         7.1 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Seller and the Stockholders contained in
Section 2, and the representatives and warranties of the Stockholders contained in Section 3, shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date; Seller and the Stockholders shall, on or before the Closing, have performed all of their respective obligations hereunder which by the terms hereof are to be performed on or before the Closing; Seller and the Stockholders shall have complied with all of their respective covenants set forth in this Agreement; and Seller shall have delivered to Buyer a certificate of the President or any Vice President of Seller dated the Closing date to such effect.

                  (b) NO MATERIAL CHANGE. There shall have been no material adverse change in the financial condition, prospects, properties, assets, liabilities, business or operations of the Seller since the date hereof, whether or not in the ordinary course.

                  (c) APPROVAL OF BUYER'S COUNSEL. All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby and all related legal matters contemplated by this Agreement shall have been approved by Goodwin, Procter & Hoar LLP as counsel for Buyer, and such counsel shall have received on behalf of Buyer such other certificates, opinions, and documents in form satisfactory to counsel for Buyer, as Buyer may reasonably require from Seller and the Stockholders to evidence compliance with the terms and conditions hereof as of the Closing and the correctness as of the Closing of the representations and warranties of Seller and the Stockholders and the fulfillment of their respective covenants.

                  (d) OPINION OF COUNSEL. On the Closing Date, Buyer shall have received from counsel for Seller, an opinion as of said date, substantially in the form attached hereto as EXHIBIT 7.1(D).

                  (e) NO LITIGATION. There shall have been no determination by Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of (i) the institution or threat by any person or any federal, state or other governmental authority of litigation, proceedings or other action against Buyer, Seller or any Stockholder or (ii) any material adverse change in the laws or regulations applicable to Seller.

                  (f) CONSENTS. Seller shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by Seller in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated hereby, and Seller and Buyer shall have received all required authorizations, waivers, consents and permits to permit the continuation of the business and the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to Buyer, from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required in connection with the transfer of Subject Assets or Seller's contracts, permits, leases, licenses and franchises, to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement.

                  (g) TERMINATION OF SELLER/RESUMIX AGREEMENT; CONTINUING OBLIGATIONS OF BUYER. The Exclusive Distribution Agreement dated September 11, 1998 by and between the Seller and Resumix (the "Seller/Resumix Agreement") shall have been terminated in a manner that is mutually acceptable to Buyer and Seller, and Buyer and Resumix shall have entered into an Internet Recruiter Service Transition Period Agreement (the "Buyer/Resumix Agreement"), acceptable to Buyer in its sole discretion, pursuant to which Buyer will provide services to certain Resumix customers as set forth in more detail in such agreement.

                  (h) EMPLOYMENT ARRANGEMENTS. Each of the individuals set forth on SCHEDULE 7.1(H) attached hereto shall be entered into a mutually satisfactory Employment Agreement with Buyer.

                  (i) MARKETING AND DISTRIBUTION AGREEMENT. Each of Presearch, Inc., ePresearch, Inc. and Applied Staffing Consultants, Inc. (collectively, the "Consultants") shall have executed and delivered to Buyer a Marketing and Distribution Agreement, substantially in the form attached hereto as EXHIBIT 7.1(I) (the "Marketing and Distribution Agreement").

                  (j) PREFERRED AGENCY AGREEMENT. Each of Mega Jobs, Inc. and JobsBy.com, Inc. shall have executed and delivered to Buyer a Preferred Agency Agreement, substantially in the form attached hereto as EXHIBIT 7.1(J) (the "Preferred Agency Agreement").

                  (k) SUBLEASE. Presearch, Inc. and Buyer shall have entered into a Sublease Agreement (the "Sublease Agreement"), substantially in the form attached hereto as EXHIBIT 7.1(K) pursuant to which Presearch, Inc. subleases to Buyer specified space that it occupies pursuant to that certain Lease Agreement dated July 1, 1997, by and between Presearch, Inc., as Tenant, and Murdoch, Cole & Lillibridge, Inc., as Landlord.

                  (l) DUE DILIGENCE. Buyer shall be satisfied, in its sole discretion, with its technical and proprietary rights due diligence review of Seller and the Subject Assets.

                  (m) RELEASES. Seller shall have obtained from any of its secured creditors the full release of any security interest held by such creditors in any of the Subject Assets.

         7.2 CONDITIONS TO OBLIGATIONS OF SELLER. Seller's obligation to consummate this Agreement and the transactions contemplated hereby is subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

                  (a) REPRESENTATIONS; WARRANTIES; COVENANTS. Each of the representations and warranties of Buyer contained in Section 5 shall be true and correct in all respects as of the Closing Date as if made on and as of the Closing Date; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; Buyer shall have complied with all of its covenants set forth in this Agreement and Buyer shall have delivered to Seller a certificate of the President or any Vice President of Buyer dated the Closing date to such effect.

                  (b) NO LITIGATION. There shall have been no determination by Seller, acting in good faith, that the consummation of the transactions contemplated by this Agreement has become inadvisable or impracticable by reason of the institution or threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, Seller or any Stockholder.

                  (c) OPINION OF COUNSEL. On the Closing Date, Seller shall have received from Goodwin, Procter & Hoar LLP, counsel for Buyer, an opinion as of said date, substantially in the form attached hereto as EXHIBIT 7.2(C).

                  (d) DISTRIBUTION AND AGENCY AGREEMENTS. Buyer shall have executed and delivered to each Consultant the Marketing and Distribution Agreement and the Preferred Agency Agreement.

                  (e) EMPLOYMENT ARRANGEMENTS. Buyer shall have executed and delivered to each of the individuals set forth in Schedule 7.1(h) attached hereto a mutually acceptable Employment Agreement.

SECTION 8. TERMINATION OF AGREEMENT; RIGHTS TO PROCEED.

         8.1 TERMINATION. At any time prior to the Closing, this Agreement may be terminated as follows:

                  (a) by mutual written consent of Buyer and Seller;

                  (b) by Buyer, pursuant to written notice by Buyer to Seller, if any of the conditions set forth in Section 7.1 have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Buyer, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied;

                  (c) by Seller, pursuant to written notice by Seller to Buyer, if any of the conditions set forth in Section 7.2 have not been satisfied at or prior to the Closing, or if it has become reasonably and objectively certain that any of such conditions, other than a condition within the control of Seller or any Stockholder, will not be satisfied at or prior to the Closing, such written notice to set forth such conditions which have not been or will not be so satisfied; and

                  (d) by either Seller or Buyer if the transactions contemplated hereby are not consummated by January 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

         8.2 EFFECT OF TERMINATION. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 8.1 hereof; provided, however, that: (i) the provisions of this Section 8.2, Section 4.8, Section 6.2,
Section 11.2 and Section 11.10 hereof shall survive any termination of this Agreement; (ii) nothing herein shall relieve any party from any liability for a fraudulent or intentional misrepresentation in any of its representations or warranties contained herein or a wilful failure to comply with any of its covenants, conditions or agreements contained herein; and (iii) the parties shall have rights to proceed as further set forth in Section 8.3.

         8.3 RIGHT TO PROCEED. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 7.1 have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 7.2 have not been satisfied, Seller shall have the right to proceed with the transactions contemplated hereby without waiving any of their rights hereunder.

SECTION 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

         9.1 SURVIVAL OF WARRANTIES. Each of the representations, warranties, agreements, covenants and obligations herein or in any schedule, exhibit, certificate or financial statement delivered by any party to the other party incident to the transactions contemplated hereby and all rights and remedies arising in connection with the untruth, inaccuracy or breach thereof, are material, shall be deemed to have been relied upon by the other party, and shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by any party hereto; PROVIDED, HOWEVER, that such representations and warranties shall expire on the same dates as and to the extent that the rights to indemnification with respect thereto under Section 10 shall expire and, PROVIDED, FURTHER, that such covenants and agreements shall expire on the dates and to the extent specified therein.

         9.2 COLLECTION OF ASSETS. Subsequent to the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Seller hereunder and to endorse with the name of Seller any checks received on account of such receivables or other items and Seller agrees that it will promptly transfer or deliver to Buyer from time to time any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sale orders, purchaser orders, receivables of any character or any other items included in the Subject Assets.

         9.3 PAYMENT OF OBLIGATIONS. Seller shall pay all Excluded Liabilities in the ordinary course of business as they become due.

SECTION 10. INDEMNIFICATION.

         10.1 INDEMNIFICATION BY SELLER AND THE STOCKHOLDER. Seller and each of the Stockholders jointly and severally agree subsequent to the Closing to indemnify and hold Buyer and its respective subsidiaries and affiliates and persons serving as officers, directors, stockholders, partners or employees thereof (individually a "Buyer Indemnified Party" and collectively the "Buyer Indemnified Parties") harmless from and against any damages, liabilities, losses, taxes, fines, penalties, costs, and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, intentional misrepresentation, or a deliberate and wilful breach by Seller or any Stockholder of any of their representations, warranties or covenants under this Agreement or in any certificate, schedule, exhibit or other instrument delivered pursuant hereto;

                  (b) a breach of any representation or warranty contained in
Section 2.13 or 2.17 or any representation or warranty with respect to Seller's title to the Subject Assets or a breach of any covenant contained in Section 4.6, 4.7 or 4.8;

                  (c) except as provided in Section 10.1(a) or 10.1(b), any other breach of any representation, warranty or covenant of Seller or any Stockholder under this Agreement or in any certificate, schedule, exhibit or other instrument delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants;

                  (d) all claims asserted under the Bulk Sales Act relative to any Excluded Liabilities;

                  (e) any claims related to (i) the Excluded Assets or (ii) the failure by Seller or any Stockholder to perform and discharge any of the Excluded Liabilities in accordance with this Agreement; and

                  (f) any liability of Seller or any Stockholder for Taxes which are not included in the Assumed Liabilities.

         10.2 LIMITATIONS ON INDEMNIFICATION BY SELLER. Notwithstanding the foregoing, the right of Buyer Indemnified Parties to indemnification under
Section 10.1 shall be subject to the following limitations:

                  (a) No indemnification shall be payable pursuant to Section 10.1(c) above to any Buyer Indemnified Party, unless the total of all claims for indemnification pursuant to Section 10.1 shall exceed $50,000 in the aggregate (the "Threshold Amount"), whereupon the full amount of such claims up to an aggregate of $5,000,000 (the "Maximum Amount") shall be recoverable in accordance with the terms hereof;

                  (b) No indemnification shall be payable to a Buyer Indemnified Party with respect to any claims asserted pursuant to Section 10.1(c) after a period of eighteen (18) months (the "Indemnification Cut-Off Date") except that claims arise under Section 2.9 shall survive until expiration of the applicable statute of limitations.

         10.3 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify and hold Seller and its affiliates and persons serving as officers, directors, partners or employees thereof and each Stockholder (individually a "Seller Indemnified Party" and collectively the "Seller Indemnified Parties") harmless from and against any damages, liabilities, losses and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any of them arising out of or based upon any of the following matters:

                  (a) fraud, intentional misrepresentation, or a deliberate and wilful breach by Buyer of any of its representations, warranties or covenants under this Agreement or in any certificate, schedule, exhibit or other instrument delivered pursuant hereto;

                  (b) any other breach of any representation, warranty or covenant of Buyer under this Agreement or in any certificate, schedule, exhibit or other instrument delivered pursuant hereto, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing constituting a breach of such representations, warranties or covenants;

                  (c) any failure by Buyer to perform and discharge any of the Assumed Liabilities as set forth in this Agreement in accordance with their terms; and

                  (d) any liability of Buyer relating to the Subject Assets; provided, however, that such liability results solely from actions taken by Buyer after the Closing and in no way arises out of a breach of any representation, warranty, covenant or agreement of Seller or any of the Stockholders contained in this Agreement.

         10.4 LIMITATIONS ON INDEMNIFICATION BY BUYER. Notwithstanding the foregoing, the right of Seller Indemnified Parties to indemnification under
Section 10.3 shall be subject to the following limitations:

                  (a) No indemnification shall be payable pursuant to Section 10.3(b) above to Seller Indemnified Party, unless the total of all claims for indemnification pursuant to Section 10.3 shall exceed the Threshold Amount in the aggregate, whereupon the full amount of such claims up to an aggregate of the Maximum Amount shall be recoverable in accordance with the terms hereof;

                  (b) No indemnification shall be payable to a Seller Indemnified Party with respect to any claims asserted pursuant to Section 10.3(b) after the Indemnification Cut-Off Date.

         10.5 NOTICE; DEFENSE OF CLAIMS. An indemnified party may make claims for indemnification hereunder by giving written notice thereof to the indemnifying party within the period in which indemnification claims can be made hereunder. If indemnification is sought for a claim or liability asserted by a third party, the indemnified party shall also give written notice thereof to the indemnifying party promptly after it receives notice of the claim or liability being asserted, but the failure to do so shall not relieve the indemnifying party from any liability except to the extent that it is prejudiced by the failure or delay in giving such notice. Such notice shall summarize the bases for the claim for indemnification and any claim or liability being asserted by a third party. Within 20 days after receiving such notice the indemnifying party shall give written notice to the indemnified party stating whether it disputes the claim for indemnification and whether it will defend against any third party claim or liability at its own cost and expense. If the indemnifying party fails to give notice that it disputes an indemnification claim within 20 days after receipt of notice thereof, it shall be deemed to have accepted and agreed to the claim, which shall become immediately due and payable. The indemnifying party shall be entitled to direct the defense against a third party claim or liability with counsel selected by it (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) as long as the indemnifying party is conducting a good faith and diligent defense. The indemnified party shall at all times have the right to fully participate in the defense of a third party claim or liability at its own expense directly or through counsel; provided, however, that if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and the indemnified party is advised that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the indemnified party may engage separate counsel at the expense of the indemnifying party. If no such notice of intent to dispute and defend a third party claim or liability is given by the indemnifying party, or if such good faith and diligent defense is not being or ceases to be conducted by the indemnifying party, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of such claim or liability (with counsel selected by the indemnified party), and to compromise or settle it, exercising reasonable business judgment. If the third party claim or liability is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available such information and assistance as the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense, at the expense of the indemnifying party.

         10.6 STOCKHOLDER REPRESENTATIVE. In any dealings with the Stockholders regarding indemnification obligations under this Section 10, including disputes as to the existence or amount of any indemnification obligation, Buyer shall be entitled to rely on its communications with Yaseen (the "Stockholder Representative") on behalf of all Stockholders; and any notice required to be given by Buyer in connection with any indemnification obligations under this
Section 10 shall be deemed given to all of the Stockholders if given to the Stockholder Representative. The Stockholder Representative shall take, and the Stockholders agree that the Stockholder Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Stockholders, including without limitation defending indemnity claims, consenting to, compromising or settling all indemnity claims, conducting negotiations with Buyer and its representatives regarding such claims, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters.

SECTION 11.  MISCELLANEOUS.

         11.1 BULK SALES LAW. Buyer waives compliance by Seller with the provisions of any applicable bulk sales, fraudulent conveyance or other law for the protection of creditors in connection with the transfer of the Subject Assets under this Agreement.

         11.2 FEES AND EXPENSES. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller relating in any way to the purchase and sale of the Subject Assets hereunder and the transactions contemplated hereby, including without limitation legal, accounting or other professional expenses of Seller or any Stockholder, shall be charged to or paid by Buyer or included in any of the Assumed Liabilities.

         11.3 GOVERNING LAW. This Agreement shall be construed under and governed by the internal laws of the Commonwealth of Massachusetts without regard to its conflict of laws provisions.

         11.4 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered or sent by facsimile transmission, upon receipt, or if sent by registered or certified mail or by private overnight courier or delivery in person, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in United States post office facilities properly addressed with postage prepaid. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by notice to each other party hereunder:


TO BUYER:                                        Webhire, Inc.
                                                 91 Hartwell Avenue
                                                 Lexington, Massachusetts  02421
                                                 Attn:    Martin J. Fahey, President
                                                 Tel:     (781) 869-5000
                                                 Fax:     (781) 869-5060

With a copy to:                                  Goodwin, Procter & Hoar  LLP
                                                 Exchange Place
                                                 Boston, MA  02109
                                                 Attn:    Paul W. Lee, P.C.
                                                 Tel:     (617) 570-1000
                                                 Fax:     (617) 523-1231

TO SELLER:                                       Human Resources Sites
                                                 International, Inc.
                                                 820 North Orleans
                                                 Suite 205
                                                 Chicago, IL  60610
                                                 Attn:    Joel M. Yaseen, President
                                                 Tel:     (312) 202-9696
                                                 Fax:     (312) 202-1503


With a copy to:                                  Brozosky & Brosk, P.C.
                                                 40 Skokie Boulevard
                                                 Suite 630
                                                 Northbrook, IL 60662-1601
                                                 Attn:    Joel Brosk, Esq.
                                                 Tel:     (847) 559-9190
                                                 Fax:     (847) 559-9197

TO THE STOCKHOLDERS:                             Joel M. Yaseen
                                                 820 North Orleans
                                                 Suite 218
                                                 Chicago, Illinois  60610
                                                 Tel:     (312) 202-9595
                                                 Fax:     (312) 202-1818

                                                 Joel M. Yaseen as Trustee of
                                                 The Joel M. Yaseen Trust
                                                 Dated November 2, 1990
                                                 820 North Orleans
                                                 Suite 218
                                                 Chicago, Illinois  60610
                                                 Tel:     (312) 202-9595
                                                 Fax:     (312) 202-1818

                                                 Steven Racz
                                                 820 North Orleans
                                                 Suite 218
                                                 Chicago, Illinois  60610
                                                 Tel:     (312) 202-9595
                                                 Fax:     (312) 202-1818

                                                 John Kuzma
                                                 820 North Orleans
                                                 Suite 218
                                                 Chicago, Illinois  60610
                                                 Tel:     (312) 202-9595
                                                 Fax:     (312) 202-1818


                                                 Arthur Koff
                                                 820 North Orleans
                                                 Suite 218
                                                 Chicago, Illinois  60610
                                                 Tel:     (312) 202-9595
                                                 Fax:     (312) 202-1818

                                                 Christopher Homberg
                                                 820 North Orleans
                                                 Suite 218
                                                 Chicago, Illinois 60610
                                                 Tel: (312) 202-9595
                                                 Fax: (312) 202-1818

With a copy to:                                  Brozosky & Brosk, P.C.
                                                 40 Skokie Boulevard
                                                 Suite 630
                                                 Northbrook, IL 60662-1601
                                                 Attn:    Joel Brosk, Esq.
                                                 Tel:     (847) 559-9190
                                                 Fax:     (847) 559-9197


Any notice given hereunder may be given on behalf of any party by his counsel or other authorized representatives.

         11.5 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits referred to herein and the other writings specifically identified herein or contemplated hereby, is complete, reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous written or oral negotiations, commitments and writings with respect to its subject matter.

         11.6 ASSIGNABILITY; BINDING EFFECT. Buyer's rights and obligations hereunder shall be freely assignable. This Agreement may not be assigned by Seller without the prior written consent of Buyer, which consent will not be unreasonably withheld. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

         11.7 CAPTIONS AND GENDER. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

         11.8 EXECUTION IN COUNTERPARTS. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

         11.9 AMENDMENTS. This Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each party hereto, or in the case of a waiver, the party waiving compliance.

         11.10 PUBLICITY AND DISCLOSURES. Except as required by law, no press releases or public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made by a party to this Agreement without, in the case of releases and disclosures by Seller or any Stockholder, the prior written consent of Buyer and, in the case of releases and disclosures by Buyer, the prior written consent of Seller.

SECTION 12. ARBITRATION.

         Except for matters regarding payment of the Additional Payment as provided in Section 1.6 or as otherwise specifically provided in this Agreement, if any controversy or dispute arises under, out of or in relation to any of the provisions hereof which cannot be settled by the parties hereto within sixty
(60) days after the same shall arise (the parties hereby agreeing to use best efforts to communicate in person, by telephone or by letter to discuss any such controversy or dispute) such controversy or dispute shall be resolved solely and exclusively by binding arbitration to be conducted before the American Arbitration Association or its successor. The arbitration shall be held in Boston, Massachusetts before a panel of three (3) arbitrators with each party selecting one (1) and the two (2) selected arbitrators selecting the third and shall be conducted in accordance with the rules and regulations promulgated by the American Arbitration Association unless specifically modified herein.

         The parties covenant and agree that the arbitration shall commence within one hundred eighty (180) days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the arbitrators shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to three (3) depositions as of right, and the arbitrators may in their discretion allow additional depositions upon good cause shown by the moving party. However, the arbitrators shall not have the power to order the answering of interrogatories or the response to requests for admission. In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witness or expert. The arbitrators' decision and award shall be made and delivered within six (6) months of the selection of the arbitrators. The arbitrators' decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrators shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages.

         The parties covenant and agree that they will participate in the arbitration in good faith and that they will share equally its costs, except as otherwise provided herein. The arbitrator may in their discretion assess costs and expenses (including the reasonable legal fees and expenses of the prevailing party) against any party to a proceeding. Any party unsuccessfully refusing to comply with an order of the arbitrators shall be liable for costs and expenses, including attorneys' fees, incurred by the other party in enforcing the award. This Section 12 applies equally to requests for temporary, preliminary or permanent injunctive relief, except that in the case of temporary or preliminary injunctive relief any party may proceed in court without prior arbitration for the limited purpose of avoiding immediate and irreparable harm. The provisions of this Section 12 shall be enforceable in any court of competent jurisdiction.

         The parties shall bear their own attorneys' fees, costs and expenses in connection with the arbitration. The parties will share equally in the fees and expenses charged by the American Arbitration Association.

         Except as otherwise provided herein, each of the parties hereto irrevocably and unconditionally consents to the exclusive jurisdiction of the American Arbitration Association to resolve all disputes, claims or controversies arising out of or relating to (i) this Agreement or the negotiation, validity or performance hereof, and further consents to the jurisdiction of the courts of the Commonwealth of Massachusetts for the purposes of enforcing the arbitration provisions of this Section 12. Each party further irrevocably waives any objection to proceeding before the American Arbitration Association based upon lack of personal jurisdiction or to the laying of venue and further irrevocably and unconditionally waives and agrees not to make a claim in any court that arbitration before the American Arbitration Association has been brought in an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.

                                  WEBHIRE, INC.

                                            By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                            HUMAN RESOURCES SITES
                                            INTERNATIONAL, INC.

                                            By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                            STOCKHOLDERS

                                            -----------------------------------
                                            Name: Joel M. Yaseen


                                            THE JOEL M. YASEEN TRUST DATED
                                            NOVEMBER 2, 1990

                                            By:
                                               --------------------------------
                                               Name:  Joel M. Yaseen
                                               Title:  Trustee

                                            -----------------------------------
                                            Name:  Steven Racz

                                            -----------------------------------
                                            Name: John Kuzma

                                            -----------------------------------
                                            Name: Arthur Koff

                                            -----------------------------------

                                            Name: Christopher Homberg